UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  September 25, 2018

DPW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Shipyard Way, Newport Beach, CA 92663

 (Address of principal executive offices) (Zip Code)

(510) 657-2635

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in a Current Report on Form 8-K filed by the Company on May 16, 2018, on May 15, 2018, the Company entered into a Securities Purchase Agreement (as amended, the “May SPA”) with the Dominion Capital, LLC (the “Investor”) providing for the issuance of (i) a Senior Secured Convertible Promissory Note (as amended, the “May Note”) with a principal face amount of $6,000,000, which Convertible Note (as amended) is, subject to certain conditions, convertible into 15,000,000 shares of Common Stock of the Company at $0.40 per share; (ii) a five-year warrant to purchase 1,111,111 shares of Common Stock at an exercise price of $1.35; (iii) a five-year warrant to purchase 1,724,138 shares of Common Stock at an exercise price of $0.87 per share; and (iv) 344,828 shares of Common Stock.

As previously reported in a Current Report on Form 8-K filed by the Company on July 2, 2018, on July 2, 2018 the Company entered into a Securities Purchase Agreement (as amended, the “July SPA”) with the Investor providing for the issuance of (i) a Senior Secured Convertible Promissory Note (as amended, the “July Note”) with a principal face amount of $1,000,000, which Convertible Note is, subject to certain conditions, convertible into 2,500,000 shares of Common Stock of the Company at $0.40 per share), and (ii) up to 400,000 shares of Common Stock.

As previously reported in a Current Report on Form 8-K filed by the Company, on July 2, 2018, the Company and the Investor amended the May SPA and the May Note pursuant to the terms and subject to the conditions set forth in an Amendment No. 3 Agreement and Amendment No. 4 Agreement.

As previously reported in the Current Report on Form 8-K filed by the Company on September 4, 2018, on August 31, 2018), the Company entered into a Securities Purchase Agreement (the “August SPA”) with the Investor providing for the issuance of a Senior Secured Convertible Promissory Note (the “August Note”) with a principal face amount of $2,000,000, which August Note is convertible into 5,000,000 shares of Common Stock.

As previously reported in a Current Report on Form 8-K filed by the Company on September 4, 2018, on August 31, 2018, the Company and the Investor further amended the May SPA, the May Note and the July Note pursuant to the terms and subject to the conditions set forth in an Amendment No. 5 and an Amendment No. 6.

On September 25, 2018, in connection with the Agreement, the Company and the Investor further amended the May Note, the July Note and the August Note (collectively, the “Notes”) pursuant to the terms and subject to the conditions set forth in an Amendment No. 7, which among other things, revises the amortization schedule of the May Note and amends the mandatory prepayment provisions of the Notes.

The foregoing is only a brief description of the material terms of Amendment No. 7, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and the other transaction documents referred to herein, all of which are incorporated herein by reference. The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits.

Item 9.01 Exhibits and Financial Statements.

(d)           Exhibits:

Exhibit No.	Description

10.1	Amendment No. 7

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPW HOLDINGS, INC.

Dated: September 25, 2018	/s/ Milton C. Ault III
Milton C. Ault III Chief Executive Officer